EXHIBIT 99.1

King Pharmaceuticals Contacts: James E. Green, Executive Vice President, Corporate Affairs 423-989-8125 David E. Robinson, Senior Director, Corporate Affairs 423-989-7045

Vascular Solutions Contacts: Howard Root, Chief Executive Officer 763-656-4300 James Hennen, Chief Financial Officer 763-656-4300

KING PHARMACEUTICALS ACQUIRES LICENSE FROM

VASCULAR SOLUTIONS TO HEMOSTATIC PRODUCTS

CONTAINING KING’S THROMBIN-JMI®

BRISTOL, TN and MINNEAPOLIS, MN, January 9, 2007 - King Pharmaceuticals, Inc. (NYSE:KG) and Vascular Solutions, Inc. (NASDAQ: VASC) announced today that the companies have entered into a series of agreements relating to Vascular Solutions’ hemostatic products. Pursuant to the agreements, Vascular Solutions grants King an exclusive license to its hemostatic products designed for use outside of catheterization and electrophysiology laboratories, which include THROMBIX® and THROMBIGEL® hemostats. The license also includes THROMBIGEL® PASTE, which is currently in development. Each of these products includes King’s THROMBIN-JMI® (thrombin, topical, bovine, USP) as a component. Vascular Solutions will manufacture and supply the products to King under the agreements.

Brian A. Markison, President and Chief Executive Officer of King, stated, “We are very pleased to join Vascular Solutions in this strategic alliance, as they have proven expertise in combining our active hemostatic agent, THROMBIN-JMI®, with a variety of passive hemostatic agents, such as absorbable gelatin sponges, topical gauze, flowable collagen and flowable gelatin. The addition of THROMBIX® and THROMBIGEL® to our product line and other potential THROMBIN-JMI® based products to our development pipeline is representative of our strategy to maximize the potential of our existing products.”

J. David Owens, Senior Vice President of King’s Hospital & Surgical Products Division, commented, “Surgeons trust THROMBIN-JMI® to help control surgical bleeding based upon their individual clinical experience and the product’s over 10-year track record of safety and efficacy in an estimated 11 million procedures. THROMBIN-JMI® helps surgeons achieve rapid and effective hemostasis in a variety of surgical procedures and is currently used by them to reach more kinds of bleeding sites than any other topical hemostatic agent. With the addition of Vascular Solutions’ products, we are excited that our hospital sales team of over 110 professionals will now have the opportunity to offer physicians an even wider variety of means to administer THROMBIN-JMI®.”

Howard Root, Chief Executive Officer of Vascular Solutions, Inc. commented, “I am very excited about our relationship with King Pharmaceuticals and the potential benefits that it can bring to Vascular Solutions. During the last two years we have searched for an appropriate commercial partner for our hemostatic products that are designed for use outside of the cath lab markets where our direct sales force focuses. King’s organization and proven distribution capability is an excellent fit for these opportunities. The agreements that we entered into today take advantage of King’s and Vascular Solutions’ respective strengths, which we believe will result in delivering results that neither party could accomplish individually.”

THROMBIX® and THROMBIGEL® are not currently indicated for surgical applications. Vascular Solutions plans to file an application with the U.S. Food and Drug Administration during the second half of 2007 seeking approval of surgical indications for THROMBIGEL®.

King’s license to THROMBIX® and THROMBIGEL® covers all market opportunities other than the catheterization and electrophysiology labs, where Vascular Solutions currently promotes the products through its direct sales force. Vascular Solutions received $6 million from King as an upfront license fee, with an additional $2 million in potential future milestone payments. The companies did not provide additional financial details relating to the transaction.

About THROMBIN-JMI®

THROMBIN-JMI® is indicated as an aid to hemostasis whenever oozing blood and minor bleeding from capillaries and small venules is accessible.  Because of its clotting mechanisms, it should not be allowed to enter large blood vessels.  In various types of surgery, solutions of THROMBIN-JMI® may be used in conjunction with an Absorbable Gelatin Sponge, USP for hemostasis.

In a small percentage of patients, the use of topical bovine thrombin preparations has been associated with abnormalities in hemostasis which rarely have been fatal, and appear to be related to the formation of inhibitory antibodies. Consultation with an expert in coagulation disorders is recommended if a patient exhibits abnormal coagulation laboratory values, abnormal bleeding, or abnormal thrombosis following the use of topical thrombin. Any interventions should consider the immunologic basis of this condition. Patients with antibodies to bovine thrombin preparations should not be re-exposed to these products.

About THROMBIX®

THROMBIX® is a powerful hemostatic dressing with a simple "open and apply" solution for temporary control of moderate to severe bleeding. THROMBIX® utilizes thrombin in a bandage configuration designed for application in trauma and emergency medical settings.

About THROMBIGEL®

THROMBIGEL® is a pre-mixed and shelf-stable foam pad of gelatin and thrombin that is applied topically for the control of bleeding. THROMBIGEL® is available in three sizes – 10, 40 and 100 – to meet physician preferences, with an additional THROMBIGEL® PASTE version under development.

About King Pharmaceuticals

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

About Vascular Solutions

Vascular Solutions is a medical device company focusing on developing unique solutions for unmet clinical opportunities within interventional radiology and interventional cardiology. New products introduced since the second half of 2003 include the Vari-Lase® endovenous laser product line for the treatment of varicose veins, the D-Stat Dry™ hemostatic bandage for the rapid control of topical bleeding, the Pronto™ extraction catheter for the aspiration of soft thrombus, the Langston® dual lumen catheter for the measurement of aortic stenosis and the Twin-Pass® dual access catheter for dual wire access in interventional procedures.

Vascular Solutions will host a live webcast starting at 4:00 p.m. Central Time today solely to discuss the information contained in this press release as it applies to Vascular Solutions. The live web cast may be accessed on the investor relations’ portion of Vascular Solutions’ web site at www.vascularsolutions.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to download and install any necessary audio software. An audio replay of the call will be available until Tuesday, January 23, 2007 by dialing 1-800-642-1687 and entering conference ID # 5669411. A recording of the call will also be archived on Vascular Solution’s web site, www.vascularsolutions.com until Tuesday, January 23, 2007. During the conference call representatives will answer questions concerning the information contained in this press release, the responses to which may contain information that has not been previously disclosed.

Forward-looking Statements

This release contains forward-looking statements which reflect managements’ current views of future events and operations, including, but not limited to, statements pertaining to Vascular Solutions’ plan to file an application with the U.S. Food and Drug Administration (FDA) seeking approval of surgical indications for THROMBIGEL®. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the companies’ abilities to timely file the required applications and obtain regulatory approval for surgical indications for THROMBIGEL®; dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration’s (FDA) review of Pre-Market Approval Applications (PMA),

Investigational New Drug Applications (IND), New Drug Applications (NDA), and Abbreviated New Drug Applications (ANDA) and/or the review of other regulatory agencies worldwide that relate to the new products; dependence on the availability and cost of raw materials; dependence on the companies’ compliance with FDA and other government regulations that relate to their respective businesses; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006, which are on file with the U.S. Securities and Exchange Commission (SEC), and Vascular Solutions’ Form 10-K for the year ended December 31, 2005 and other recent filings with the SEC. The companies do not undertake to publicly update or revise any of their forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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EXECUTIVE OFFICES

KING PHARMACEUTICALS, INC.

501 FIFTH STREET, BRISTOL, TENNESSEE 37620

VASCULAR SOLUTIONS, INC.

6464 SYCAMORE COURT, MINNEAPOLIS, MINNESOTA 55369